         As filed with the Securities and Exchange Commission on August 30, 2000
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MICROCIDE PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                        94-3186021
  (STATE OF INCORPORATION)                     (I.R.S. EMPLOYER IDENTIFICATION
                                                              NO.)

                                850 MAUDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1993 AMENDED INCENTIVE STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                 JAMES E. RURKA
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                                  AND DIRECTOR
                         MICROCIDE PHARMACEUTICALS, INC.
                                850 MAUDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 428-1550
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copies to:
                                MARTIN J. WATERS
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                           PROPOSED           PROPOSED
                                                           MAXIMUM            MAXIMUM
       TITLE OF EACH CLASS                 AMOUNT          OFFERING           AGGREGATE        AMOUNT OF
        OF SECURITIES TO                   TO BE            PRICE             OFFERING        REGISTRATION
          BE REGISTERED                  REGISTERED(1)     PER SHARE(2)         PRICE              FEE
-----------------------------------------------------------------------------------------------------------
 Common Stock
   $0.001 par value...........            450,000            $11.66          $5,247,000        $1,385.21
===========================================================================================================

(1) The shares covered by this Registration Statement represent 450,000 shares of Common Stock which have become available for issuance under the Registrant's 1993 Amended Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on June 15, 2000 increasing the combined number of shares authorized for issuance under the Registrant's 1993 Amended Incentive Stock Plan, 1996 Director Option Plan and 1996 Employee Stock Purchase Plan from 2,750,000 to 3,200,000.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on August 24, 2000.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statements (File Nos. 333-11759, 333-32785, 333-58999 and 333-86383) are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

       Exhibit
        Number     Document
        ------     --------
          5.1      Opinion of Wilson Sonsini Goodrich & Rosati, a
                    Professional Corporation.
         23.1      Consent of Ernst & Young LLP, Independent Auditors
         23.2      Consent of Counsel (contained in Exhibit 5.1).
         24.1      Power of Attorney (see page II-3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Microcide Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 30th day of August, 2000.


                                       MICROCIDE PHARMACEUTICALS, INC.


                                       By: /s/ James E. Rurka
                                           ------------------------------------
                                               James E. Rurka
                                             President and Chief Executive
                                             Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints James E. Rurka his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           SIGNATURE                               TITLE                             DATE
/s/ James E. Rurka                     President, Chief Executive Officer       August 30, 2000
----------------------------------     (Principal Executive Officer)
    James E. Rurka

/s/ Donald D. Huffman                  Vice President of Finance and            August 30, 2000
----------------------------------     Corporate Development and Chief
    Donald D. Huffman                  Financial Officer (Principal
                                       Accounting and Financial Officer)

/s/ John P. Walker                     Chairman of the Board of Directors       August 30, 2000
----------------------------------
    John P. Walker

/s/ Keith A. Bostian, Ph.D.            Director                                 August 30, 2000
----------------------------------
    Keith A. Bostian, Ph.D.

/s/ Daniel L. Kisner, M.D.             Director                                 August 30, 2000
----------------------------------
    Daniel L. Kisner, M.D.

/s/ Hugh Y. Rienhoff, Jr., M.D.        Director                                 August 30, 2000
----------------------------------
    Hugh Y. Rienhoff, Jr., M.D.

/s/ David Schnell, M.D.                Director                                 August 30, 2000
----------------------------------
    David Schnell, M.D.

/s/ Mark B. Skaletsky                  Director                                 August 30, 2000
----------------------------------
    Mark B. Skaletsky

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                       EXHIBIT
       ------                       -------
          5.1      Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                   Corporation

         23.1      Consent of Ernst & Young LLP, Independent Auditors

         23.2      Consent of Counsel (included in Exhibit 5.1)

         24.1      Power of Attorney (see page II-3)